UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K/A

(Amendment No. 1 to Form 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

FULLCIRCLE REGISTRY, INC.

(Name of small business in its charter)

_____________________________________

Nevada	333-5198	61-1363026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

285 Big A Road
Toccoa, GA 30577
(Address of principal executive offices)

Registrant's telephone number: (706) 391-5030

________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  [   ]  Yes [X]  No

1

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 22, 2018, we filed with the Securities and Exchange Commission a Current Report on Form 8-K, which reported the closing of a merger between the constituent companies. This Amendment No.1 to our Current Report on Form 8-K is being filed to report the financial information that was required to be presented as a result of the closing of the Plan of Merger described in our earlier Current Report referenced herein. This filing is being made in order to file the subject financial statements within 71 days of the original filing in accordance with Item 9.01 (a) of form 8-K. Except as described herein, no other changes have been made to our Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

A. Financial Statements for Business Acquired.  See Attached

B. Pro-Forma Financial Information.  See Attached

C. Exhibits. None

2

Financial Statements for Business Acquired

GALAXY NEXT GENERATION, INC.

Financial Statements

Year Ended March 31, 2018

GALAXY NEXT GENERATION, INC.

TABLE OF CONTENTS

Report of Independent Registered Public Accounting FirmF-3

Financial Statements

Balance SheetsF-4

Statement of OperationsF-5

Statement of Stockholders’ Equity (Deficit)F-6

Statement of Cash FlowsF-7

Notes to Financial StatementsF-8-15

Report of Independent Registered Public Accounting Firm

To the Stockholders'

GALAXY NEXT GENERATION, INC.

Toccoa, Georgia

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GALAXY NEXT GENERATION, INC. (the "Company"), as of March 31, 2018 and 2017, the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended March 31, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2018 and 2017, and the results of their operations and their cash flows for the year ended March 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has generated limited revenues, incurred losses and has negative working capital of $1,375,000 and a shareholders' deficit of $1,437,000 at March 31, 2018. The Company requires additional funds to meet its obligations and its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2018.

/s/ Somerset CPAs, P.C.

Indianapolis, Indiana

August 27, 2018

GALAXY NEXT GENERATION, INC.
Balance Sheets
March 31, 2018 and 2017

Assets

	2018	2017

Current Assets
Cash	$10,476	$31,672
Accounts receivable	51,324	217,530
Inventories	361,366	1,059,216
Prepaid expenses	4,463	4,100

Total current assets	427,629	1,312,518

Property and Equipment
Vehicles	64,755	64,755
Equipment	27,598	15,548

	92,353	80,303
Less accumulated depreciation	(42,676)	(25,008)

Total property and equipment, net	49,677	55,295

Total Assets	$477,306	$1,367,813

Liabilities and Stockholders' Equity (Deficit)

	2018	2017

Current Liabilities
Line of credit (Note 3)	$528,603	$-
Short term note payable (Note 4 and 5)	375,000	-
Current maturities of capital lease obligations (Note 5 and 6)	12,796	12,164
Related party advances (Note 5)	199,609	383,020
Accounts payable	663,197	1,025,301
Accrued expenses	23,267	9,309

Total current liabilities	1,802,472	1,429,794

Noncurrent Liabilities
Noncurrent portion of capital lease obligations (Note 5 and 6)	7,453	20,249

Total liabilities	1,809,925	1,450,043

Stockholders' Equity (Deficit)
Common stock (Note 7)	600	600
Additional paid-in capital	104,226	-
Stockholders' deficit	(1,437,445)	(82,830)

Total Stockholders' Deficit	(1,332,619)	(82,230)

Total Liabilities and Stockholders' Equity (Deficit)	$477,306	$1,367,813

See accompanying notes to financial statements.

GALAXY NEXT GENERATION, INC.
Statement of Operations
For the Year Ended March 31, 2018

Net Revenues	$2,319,488

Cost of Revenues	1,893,109

Gross profit	426,379

Operating Expenses
Sales and marketing	41,883
Depreciation	17,667
Research and development	5,000
General and administrative	1,510,258

Total operating expenses	1,574,808

Loss from Operations	(1,148,429)

Other Income (Expense)
Other income	10,739
Interest expense, net	(40,235)

Total other income (expense)	(29,496)

Net Loss	$(1,177,925)

See accompanying notes to financial statements.

GALAXY NEXT GENERATION, INC.
Statement of Changes in Stockholders' Equity (Deficit)
For the Year Ended March 31, 2018

					Total
	Common Stock		Additional	Stockholders'	Stockholders'
	Shares	Amount	Paid-in-Capital	Deficit	Equity (Deficit)

Balance - March 31, 2017	600	$600	$-	$(82,830)	$(82,230)

Net loss	-	-	-	(1,177,925)	(1,177,925)

Capital contributions	-	-	44,226	-	44,226

Common stock issued as part of the common controlled merger (Notes 1 and 5)	7,510,500	-	-	-	-

Issuance of common stock as part of the private placement (Note 7)	30,000	-	60,000	-	60,000

Issuance of common stock for services (Note 9)	438,900	-	-	-	-

Dividends	-	-	-	(176,690)	(176,690)

Balance - March 31, 2018	7,980,000	$600	$104,226	$(1,437,445)	$(1,332,619)

See accompanying notes to financial statements.

GALAXY NEXT GENERATION, INC.
Statement of Cash Flows
For the Year Ended March 31, 2018

Cash Flows from Operating Activities
Net loss	$(1,177,925)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	17,667
Changes in assets and liabilities:
Accounts receivable	166,206
Inventories	697,850
Prepaid expenses	(363)
Accounts payable	(362,104)
Accrued expenses	13,958

Net cash used in operating activities	(644,711)

Cash Flows from Investing Activities
Purchases of property and equipment	(12,049)

Net cash used in investing activities	(12,049)

Cash Flows from Financing Activities
Dividends	(176,690)
Capital contributions	44,226
Proceeds from issuance of common stock	60,000
Proceeds from line of credit, net	528,603
Payment on advance from related party	(183,411)
Principal payments on capital lease obligations	(12,164)
Proceeds from note payable	375,000

Net cash provided by financing activities	635,564

Net Change in Cash	(21,196)

Cash - beginning of year	31,672

Cash - end of year	$10,476

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$30,618

See accompanying notes to financial statements.

Note 1 - Summary of Significant Accounting Policies:

Organization and Nature of Business

Galaxy Next Generation, Inc. (the “Company” or “Galaxy”) is a U.S. distributor of interactive learning technology hardware and software that allows the presenter and participant to engage in a fully collaborative instructional environment. Galaxies' products include Galaxy's own private-label interactive touch screen panel as well as numerous other national and international branded peripheral and communication devices. New technologies like Galaxy's own SAM series touchscreen panels and its partnered Vivi Smartbox are sold along with renowned brands such as Google Chromebooks, Microsoft Surface Tablets, Lenovo & Acer computers, Verizon WiFi and more.

Galaxy's distribution channel consists of approximately 25 resellers across the U.S. who primarily sell its product within the commercial and educational market. Galaxy does not control where the resellers focus their resell efforts, generally the K-12 education market is the largest customer base for Galaxy products - comprising nearly 90% of Galaxy's sales. In addition, Galaxy also possess its own reseller channel where it sells directly to the K-12 market, primarily throughout the Southeast region of the United States.

The Company has devoted substantially all of its resources to developing its product technology, its commercialization activities, and raising capital.

Corporate History, Common Controlled Merger, and Subsequent Merger

Galaxy Next Generation LTD CO. (“Galaxy CO”) was organized in the state of Georgia in February 2017 while R & G Sales, Inc. (“R&G”) was organized in the state of Georgia in August 2004. Galaxy CO merged with R&G on March 16, 2018, with R&G becoming the surviving company (“Common Controlled Merger”).  R&G subsequently changed its name to Galaxy Next Generation, Inc.

On June 6, 2018 Full Circle Registry, Inc. ("FLCR") entered into a Merger Agreement (the "Merger Agreement'') with the Company (See Note 11). Under the terms of the Merger Agreement (“Subsequent Merger”), the Company’s shareholders will transfer all the outstanding shares of common stock to Galaxy MS, Inc., (“Merger Sub”) a wholly-owned subsidiary of FLCR, with the Merger Sub being the surviving entity. Upon consummation of the merger, the holders of the issued and outstanding shares of common stock of Galaxy shall have the right to receive approximately 375,000,000 shares of the common stock of FLCR, after all merger-related stock conversions. At this time, the holders of the Galaxy shares shall collectively own, on a fully diluted basis, common stock of FLCR, which represents approximately 89% of all the outstanding common stock of the then issued and outstanding shares of common stock of FLCR with the remaining 11% of common stock to be distributed as follows: (a) seven percent (7%) to the holders of common stock, pro rata; and (b) four percent (4%) to the holders of convertible debt, pro rata.

The obligation to close the transaction under the terms of the Merger Agreement is subject to the normal terms and conditions contained in such agreements. FLCR is currently an over-the-counter public company traded under the stock symbol listing FLCR.

Basis of Presentation

These financial statements contain only the assets, liabilities, and equity specifically related to the business activities of the Company. They do not include the personal assets or liabilities of any of the shareholders of the Company.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates used in preparing this financial statement include those assumed in computing the allowance for doubtful accounts, inventory reserves and product warranty liabilities. It is reasonably possible that the significant estimates used will change within the next year.

Revenue Recognition

The Company derives revenue from the sale of interactive panels and other related products. Sales of these panels may also include optional equipment, accessories and services (installation, training and other services, including maintenance services and/or an extended warranty). Revenue is recognized when persuasive evidence of an arrangement exists, title transfer has occurred (product shipment), the price is fixed or readily determinable and collectability is probable.

The Company sells equipment with embedded software to its customers. The embedded software is not sold separately and it is not a significant focus of the Company’s marketing effort. The Company does not provide post-contract customer support specific to the software or incur significant costs that are within the scope of Financial Accounting Standards Board (“FASB”) guidance on accounting for software to be leased or sold.

Additionally, the functionality that the software provides is marketed as part of the overall product. The software embedded in the equipment is incidental to the equipment as a whole.

Shipping and handling costs billed to customers are included in revenue in the accompanying statement of operations. Costs incurred by the Company associated with shipping and handling are included in cost of sales in the accompanying statement of operations. Sales are recorded net of sales returns and discounts, and sales are presented net of sales-related taxes.

Cash and Cash Equivalents

The Company considers cash currently on hand and demand deposits with financial institutions to be cash. The Company considers all highly liquid instruments available for current use with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents at March 31, 2018 and 2017.

Accounts Receivable

The Company reports accounts receivable at invoiced amounts less an allowance for doubtful accounts. Management generally considers receivables in excess of 90 days outstanding to be past due. Interest is not charged on past due accounts. Management reviews each receivable balance and estimates that portion, if any, of the balance that will not be collected. The carrying amount of the accounts receivable is then reduced by an allowance based on management’s estimate. Management deemed no allowance for doubtful accounts was necessary at March 31, 2018 and 2017.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined on the first-in, first-out (FIFO) method of accounting. All inventory at March 31, 2018 and 2017, represents finished goods available for sale. Management estimates no obsolete or slow-moving inventory reserves at March 31, 2018 and 2017.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

Property and equipment at March 31, 2018 and 2017, and the estimated useful lives used in computing depreciation, are as follows:

Vehicles 5 years

Equipment5 years

Depreciation is provided using the straight-line method over the estimated useful lives of the depreciable assets. Depreciation expense was $17,667 for the year ended March 31, 2018.

Long-lived Assets

Long-lived assets to be held and used are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset. Certain long-lived assets held for sale are recorded at the lower of carrying amount or fair value less cost to sell.

Income Taxes

Prior to the common controlled merger, the Company was organized as a Subchapter S Corporation under the Internal Revenue Code. There was no provision for federal and state income taxes since the proportionate share of the taxable income or loss was included in the tax returns of the stockholders. Therefore, no provision for income taxes has been included in the financial statements. However, upon completion of the common controlled merger, the Company subsequently changed to a C Corporation.

Accounting principles generally accepted in the United States of America require the Company to examine its tax positions for uncertain positions. Management is not aware of any tax positions that are more likely than not to change in the next 12 months or that would not sustain an examination by applicable taxing authorities. The Company's policy is to recognize tax penalties and interest as incurred.

The Company’s federal and state income tax returns are subject to examination by the applicable tax authorities, generally for three years after the later of the original or extended due date.

Product Warranty

The Company provides for the estimated costs of warranties at the time revenue is recognized for a period of five years after purchase as a secondary warranty. The manufacturer also provides a warranty against certain manufacturing and other defects (see Note 9). The Company accrued $1,350 and $0 for estimated product warranty claims as of March 31, 2018 and 2017, respectively, and is included in accrued expenses in the accompanying balance sheets. The accrued warranty costs are based primarily on historical experience of actual warranty claims and current repair costs. Management deemed no accrued warranty costs were necessary at March 31, 2017.

Research and Development

The company accounts for research and development (R&D) costs in accordance with the Research and Development topic of the ASC. Under the Research and Development topic of the ASC, all R&D costs must be charged to expense as incurred. Accordingly, internal R&D costs are expensed as incurred. Third-party R&D costs are expensed when the contracted work has been performed.

Stock-Based Compensation

The Company records stock-based compensation in accordance with the provisions set forth in ASC 718, “Stock Compensation” using the modified prospective method. ASC 718 requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards. The Company, from time to time, may issue common stock to acquire services or goods from non-employees. Common stock issued to persons other than employees or directors are recorded on the basis of their fair value.

Fair Value Measurement and Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (or exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.

Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

The fair value hierarchy input levels are as follows:

•Level 1 - Quoted market prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•Level 2 - Observable inputs other than quoted market prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, or quoted market prices for identical or similar assets or liabilities in markets that are not active.

•Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Fair value of debt is based on quoted market prices for the identical liability when traded as an asset in an active market. If a quoted market price is not available, an expected present value technique is used to estimate fair value.

Recent Accounting Pronouncements

In May 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), which changes the criteria for recognizing revenue. The standard requires an entity which recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard requires a  five-step process for recognizing revenues including identifying the contract with the customer, identifying the performance obligations in the contract, determining the transaction prices, allocating the transaction price to the performance obligations in the contract, and recognizing revenue when (or as) the entity satisfies a performance obligation. Publicly-traded companies were initially required to adopt the ASU for reporting periods beginning after December 15, 2016; however, the FASB, in August 2015, then issued Accounting Standards Update (“ASU”) No. 2015 - 14 to defer the effective date of ASU 2014-09 for all entities by one year. The Company has not yet completed its assessment of the impact that the standard will have on revenue recognition, but anticipates adopting this guidance in the first quarter of fiscal 2019 using the modified retrospective approach.

In February 2016, the FASB issued ASU No. 2016-02, Leases (ASU 2016-02). The guidance in ASU 2016-02 requires entities to record the assets and liabilities created by leases greater than one year. This ASU is effective for interim periods and fiscal years beginning after December 15, 2018, and early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance.

In May 2017, the FASB issued ASU No. 2017-09, Compensation-Stock Compensation (Topic 718) Scope of Modification Accounting (ASU 2017-09). The ASU provides guidance on the various types of changes which would trigger modification accounting for share-based payment awards. ASU 2017-09 is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods. The Company is currently evaluating the impact of adopting this guidance.

Management of the Company believe there is no additional new accounting guidance not yet effective that is relevant to the readers of the financial statements.

Note 2 - Concentrations:

The Company contracts the manufacture of its products with one overseas supplier. The Company’s sales could be adversely impacted by the supplier’s inability to provide the Company with an adequate supply of inventory.

The Company has three customers that accounted for approximately 69% of accounts receivable at March 31, 2018, and 2 customers that accounted for 77% of accounts receivable at March 31, 2017.

The Company has three customers that accounted for approximately 43% of revenues for the year ended March 31, 2018.

The Company’s financial instruments exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with a single institution. At times, such amounts may be in excess of the FDIC insured limit. The Company has never experienced any losses related to these balances. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Note 3 - Line of Credit:

The Company has a $750,000 line of credit balance with a bank. The line of credit bears interest at prime plus 1% (5.75% as of March 31, 2018) and expires in December 2018. The line of credit is collateralized by all assets of the business, plus certain property owned by a family member of a stockholder and the personal guarantee of a stockholder along with a key man life insurance policy. The outstanding balance amounted to $528,603 and $0 as of March 31, 2018 and 2017, respectively.

Note 4 - Note Payable:

The Company has a $375,000 note payable with a bank. The note payable bears interest at 2.10% and matures in December 2018. The note payable is guaranteed by a stockholder and collateralized by a certificate of deposit owned by a related party (see Note 5). The outstanding balance amounted to $375,000 and $0 as of March 31, 2018 and 2017, respectively.

Note 5 - Related Party Transactions:

Advances and Commitments

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and terms have not been formalized. The President advanced the Company funds since the inception of Galaxy, and the amounts outstanding at March 31, 2018 and 2017, is $199,609 and $383,020, respectively.

The Company pays a related party $7,500 annually as a collateral fee for securing the Company’s $375,000 short-term note payable with a certificate of deposit in the same amount, at the same bank.

Operating Leases

The Company leases property used in operations from a related party under terms of an operating lease. The term of the lease expires on December 31, 2018, and the monthly lease payment is $1,500 plus maintenance and property taxes, as defined in the lease agreement. The property also serves as collateral on the line of credit (as disclosed in Note 3). Rent expense related to this lease was $18,000 for the year ended March 31, 2018.

The Company leases three vehicles from related parties under terms of capital leases. The Company is paying the lease payments directly to the creditors, rather than the lessor. The leased vehicles are used in operations for deliveries and installations.

Employment Agreement

On January 1, 2017, the Company entered into an employment agreement with Magen McGahee. For her services as COO and EVP to the Company, Ms. McGahee receives total annual compensation of $180,000 and 18% ownership interest in the Company. The 18% member’s interest was converted to common stock upon the Common Controlled Merger of R&G and Galaxy CO. There was no stock based compensation expense recognized on the date the ownership interest was granted or upon the merger.

Other Agreements

A related party provides training materials for products and support and online course development. Total amounts paid to the related party for these services was $8,650 for the year ended March 31, 2018.

Note 6 - Lease Agreements

The Company leases office space and equipment under operating and capital lease agreements.

Capital lease agreements for vehicles from related parties (disclosed in Note 5) require monthly payments totaling $1,066 (ranging from $253 to $461) over 5-year terms expiring between May 2018 and July 2021, including interest at approximately 4.5%.

The Company leases office, retail shop and warehouse facilities under operating leases from a related party (disclosed in Note 5) which require monthly payments of $1,500 and expire in December 2019. Rent expense under all operating leases was $35,583 for the year ended March 31, 2018.

Future minimum annual lease payments under non-cancellable long-term leases are as follows:

Year Ending March 31,	Capital leases	Operating leases
2019	$13,378	$12,000
2020	4,578	-
2021	3,170	-
Thereafter	-	-

Total minimum lease payments	21,126	$12,000

Less: Amount representing interest	(877)
Present value of minimum lease payments	20,249

Less: current portion	(12,796)

Long-term capital lease obligations	$7,453

Note 7 - Equity:

On March 15, 2018, the Company offered 1,500,000 common shares to qualified investors at $2 per share in a private placement memorandum (“PPM”). The private placement offering period expires July 1, 2018 or when 1,500,000 shares of common stock have been sold, but can be extended to September 1, 2018 at the discretion of the Company. Proceeds will be used to purchase inventory, pay for marketing costs and provide working capital. The private placement is intended to be exempt from registration under the Securities Act of 1933 as a private placement of securities under Section 4(2) of the Securities Act of 1933 Regulation D. As a result of the PPM, the Company issued 30,000 shares to new investors resulting in proceeds of $60,000 as of March 31, 2018.

Note 8 - Contingencies:

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Note 9 - Material Agreements

Manufacturing and Distributorship Agreement

In December 2016, the Company executed an agreement with a company in South Korea. Pursuant to such distribution agreement, the manufacturer agreed to manufacturer, and the Company agreed to be the sole distributor of the interactive panels in the United States for a term of one year, with automatic one year renewals. The Company must submit a three-month rolling sales forecast (which acts as a purchase order) to the manufacturer, updated monthly. The manufacturer has three days to accept the purchase order, and once accepted, the Company must pay the manufacturer 105% of the cost shown on the purchase order, 10% at the time the order is accepted and the remaining 95% within 120 days if the Company has sold the panels and been paid by the end customer. There is a $4 million minimum purchase commitment for the period January through December 2017. If the minimum purchase commitment is not met, then the manufacturer can require the Company to work with their sales representative and a performance improvement plan will be established and the agreement could be potentially terminated. The manufacturer also provides a warranty for any defects in material and workmanship for a period of 26-months from the date of shipment to the Company.

Consulting Agreement

The Company entered into a consulting agreement in May 2017 with two consultants for advisory services through July 2019. In exchange for consulting services provided, these consultants are entitled to receive consulting fees of $15,000 per month and a 5.5% combined equity interest in the Company. The 5.5% equity interest was converted to common stock upon the Common Controlled Merger of R&G and Galaxy CO. The Company paid the consultants approximately $157,000 in fees and expenses for consulting services provided during the year ended March 31, 2018.

Employment Agreement

In November 2016, the Company entered into an employment agreement with a sales representative for a 1-year term. For her services to the Company, she receives total annual compensation of $35,000, plus 10% commissions on the gross profit of the respective sale.

Note 10 - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital of approximately $1,375,000 and an accumulated deficit of approximately $1,437,000 at March 31, 2018.

The Company’s operational activities and the payment for such has primarily been through related party advances, debt financing, its private placement offering of common stock and through the deferral of accounts payable and other expenses. The Company intends to raise additional capital through the sale of equity securities or borrowings from financial institutions and possibly from related and nonrelated parties who may in fact lend to the Company on reasonable terms. Management believes that its actions to secure additional funding will allow the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving any of these objectives. These sources of working capital are not currently assured, and consequently do not sufficiently mitigate the risks and uncertainties disclosed above. The ability of the Company to continue as a going concern is dependent upon management’s ability to raise capital from the sale of its equity and, ultimately, the achievement of operating revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 11 - Subsequent Events:

The Company has evaluated subsequent events through the date on which the financial statements were available to be issued.

Reverse Merger with Full Circle Registry, Inc.

On June 22, 2018, Galaxy consummated a reverse triangular merger whereby a newly formed subsidiary formed specifically for the transaction merged with and into Full Circle Registry, Inc. (FLCR). The merger resulted in Galaxy becoming a wholly-owned subsidiary of FLCR and Galaxy stockholders receiving approximately 89%, FLCR common stockholders receiving 7%, and FLCR convertible debt holders receiving 4% of FLCR’s total common stock outstanding. The merger resulted in FLCR issuing a total of 3,065,037,754 shares of common stock to the Galaxy Stockholders and 378,824,891 shares to the FLCR stockholders as of the date of the merger.

FLCR has certain net operating losses (NOL) available. To the extent that Galaxy derives a tax benefit from the NOL’s during a 5-year period from the date of the merger closing, it will repay pre-merger debts of FLCR, up to a maximum of $150,000. In addition, the pre-merger shareholders of FLCR and current management of Galaxy will have a 60-day option after closing to transfer out Entertainment, FLCR wholly owned subsidiary.

For accounting purposes, the acquisition of the Company by FLCR is considered a reverse acquisition, an acquisition transaction where the acquired company, Galaxy, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction is being treated as a purchase by Galaxy rather than a purchase by FLCR is that FLCR is a public reporting company and Galaxy’s stockholders gained majority control of the outstanding voting power of FLCR’s equity securities through their majority ownership of the outstanding shares of FLCR’s common stock. Consequently, reverse acquisition accounting has been applied to the transaction.

Consulting Agreement – Magellan FIN, LLC

The Company entered into a consulting agreement in May 2018 for advisory services such as maintaining ongoing stock market support such as drafting and delivering press releases and handling investor requests. The program will be predicated on accurate, deliberate and direct disclosure and information flow from the Company and dissemination to the appropriate investor audiences. In exchange for these consulting services provided, the advisor will receive $15,000 paid at contract inception, an additional $4,000 monthly through the term of the agreement which is April 2019, and 10,000 shares of common stock.

Consulting Agreement – RedChip Companies, Inc.

The Company entered into a consulting agreement in April 2018 for a period of six-months for investor relations services such as blogs and newsletters, introductions to investment banks, and online CEO quarterly conferences. In exchange for these consulting services provided, the advisor will receive $25,000 per month for four months, and 25,000 shares of common stock.

Employment Agreement

On June 2018, the Company entered into an employment agreement with a regional sales director for a 1-year term. For his services to the Company, he receives total annual compensation of $95,000, plus 5% commission on the gross profit of the respective sale.

Equity Transactions

In June 2018, the Company issued 50,000 shares of its common stock to a related party with a fair value of $100,000 to settle bank debt outstanding (see Note 4). This same related party provides a certificate of deposit to collateralize the bank debt (see Note 5).

The Company issued 1,056,350 shares of common stock resulting in net proceeds of approximately $1,500,000 under the private placement memorandum subsequent to March 31, 2018.

Change in Year-End

In recognition of the Company’s subsequent merger with FLCR, the Company changed their fiscal year end from March 31 to June 30, effective June 2018. The financial statements presented within are prepared for the fiscal year ended March 31, 2018.

Letter of Intent to Acquire KLIK Communications, Inc.

On July 20, 2018, FLCR entered into a Letter of Intent (the “LOI”) with KLIK Communications, Inc. (“KLIK”), a corporation formed under the laws of the State of Washington.  Under the terms of the LOI, the KLIK shareholders will transfer all the outstanding shares of KLIK common stock to FLCR on or before October 31, 2018.  In return, FLCR will transfer shares of its common stock in an amount to be determined at a later date by the parties. Upon completion of the proposed transaction, KLIK will become the wholly-owned subsidiary of FLCR. The obligation to close the transaction under the terms of the Merger Agreement is subject to the normal terms and conditions contained in such agreements.

Letter of Intent to Acquire KLIK Communications, Inc. (Continued)

Upon closing this transaction, the Company will enter into a two-year employment agreement with the former owner of KLIK who will become the Company’s Director of Product Management. The Company believes that the technology of KLIK is a natural fit in its market, and the addition of this technology to its product base will be an important first step in the expansion of its current product offerings.

GALAXY NEXT GENERATION, INC.

Financial Statements

For the Three Months Ended June 30, 2018 and 2017

GALAXY NEXT GENERATION, INC.

TABLE OF CONTENTS

Financial Statements

Balance SheetsF-18

Statements of OperationsF-19

Statement of Changes in Stockholders’ DeficitF-20

Statement of Cash FlowsF-21

Notes to Financial StatementsF-22-29

GALAXY NEXT GENERATION, INC.
Balance Sheets
June 30, 2018 and March 31, 2018

	(Unaudited)
	June 30, 2018	March 31, 2018

Assets

Current Assets
Cash	$151,853	$10,476
Receivables	326,183	51,324
Inventories	384,139	361,366
Prepaid expenses	1,184	4,463

Total Current Assets	863,359	427,629

Property and Equipment
Vehicles	13,900	13,900
Vehicles under capital leases	50,855	50,855
Equipment	27,598	27,598

	92,353	92,353
Less accumulated depreciation	(47,294)	(42,676)

Net of accumulated depreciation	45,059	49,677

Total Assets	$908,418	$477,306

Liabilities and Stockholders' Deficit

Current Liabilities
Line of credit	$547,603	$528,603
Short-term note payable	275,000	375,000
Current maturities of capital leases	12,796	12,796
Due to stockholder	201,068	199,609
Accounts payable	500,356	663,197
Accrued expenses	22,495	23,267

Total Current Liabilities	1,559,318	1,802,472

Noncurrent Liabilities
Noncurrent portion of capital leases	4,124	7,453

Total Liabilities	1,563,442	1,809,925

Stockholders' Deficit
Common stock	600	600
Additional paid-in capital	2,216,926	104,226
Stockholders' deficit	(2,872,550)	(1,437,445)

Total Stockholders' Deficit	(655,024)	(1,332,619)

Total Liabilities and Stockholders' Deficit	$908,418	$477,306

See accompanying notes to unaudited interim financial statements.

GALAXY NEXT GENERATION, INC.
Statements of Operations
For the Three Months Ended June 30, 2018 and 2017

	2018	2017

Revenue	$392,574	$1,166,255

Cost of Sales	346,127	839,618

Gross Profit	46,447	326,637

General and Administrative Expenses	894,042	391,538

Loss from Operations	(847,595)	(64,901)

Other Income (Expense)
Stock bonuses	(575,200)	-
Other income	4,937	9,950
Interest income	-	66
Interest expense	(8,699)	(74)

Total Other Income (Expense)	(578,962)	9,942

Net Loss	$(1,426,557)	$(54,959)

See accompanying notes to unaudited interim financial statements.

GALAXY NEXT GENERATION, INC.
Statement of Changes in Stockholders' Deficit
For the Three Months Ended June 30, 2018

					Total
	Common Stock		Additional	Stockholders'	Stockholder's
	Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)

Balance, April 1, 2018	7,980,000	$600	$104,226	$(1,437,445)	$(1,332,619)

Net loss	-	-	-	(1,426,557)	(1,426,557)

Issuance of common stock as part of the private placement	683,750	-	1,367,500	-	1,367,500

Stock awarded to employees	287,600	-	575,200	-	575,200

Stock issued for services	35,000	-	70,000	-	70,000

Stock issued in exchange for reduction of note	50,000	-	100,000	-	100,000

Dividends	-	-	-	(8,548)	(8,548)

Balance, June 30, 2018	9,036,350	$600	$2,216,926	$(2,872,550)	$(655,024)

See accompanying notes to unaudited interim financial statements.

GALAXY NEXT GENERATION, INC.
Statement of Cash Flows
For the Three Months Ended June 30, 2018

Cash Flows from Operating Activities
Net loss	$(1,426,557)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	4,618
Stock issued for services	70,000
Stock awards to employees	575,200
Changes in assets and liabilities:
Accounts receivable	(274,859)
Inventories	(22,773)
Prepaid expenses	3,279
Accounts payable	(162,841)
Accrued expenses	(772)

Net cash used in operating activities	(1,234,705)

Cash Flows from Financing Activities
Dividends	(8,548)
Proceeds from stock issued	1,367,500
Net line of credit borrowings	19,000
Due to stockholder	1,459
Principal payments on capital leases	(3,329)

Net cash provided by financing activities	1,376,082

Net Increase in Cash and Cash Equivalents	141,377

Cash, Beginning of Year	10,476

Cash, End of Year	$151,853

Supplemental Cash Disclosures
Cash paid during the period for interest	$39,317
Reduction of note payable in exchange for common stock	$100,000

See accompanying notes to unaudited interim financial statements.

Note 1- Summary of Significant Accounting Policies:

Organization and Nature of Business

Galaxy Next Generation, Inc. (the “Company” or “Galaxy”) is a U.S. distributor of interactive learning technology hardware and software that allows the presenter and participant to engage in a fully collaborative instructional environment. Galaxy’s products include Galaxy's own private-label interactive touch screen panel as well as numerous other national and international branded peripheral and communication devices. New technologies like Galaxy's own SAM series touchscreen panels and its partnered Vivi Smartbox are sold along with renowned brands such as Google Chromebooks, Microsoft Surface Tablets, Lenovo & Acer computers, Verizon WiFi and more.

Galaxy's distribution channel consists of approximately 25 resellers across the U.S. who primarily sell its products within the commercial and educational market. Galaxy does not control where the resellers focus their resell efforts; however, the K-12 education market is the largest customer base for Galaxy products comprising nearly 90% of Galaxy's sales. In addition, Galaxy also possesses its own reseller channel where it sells directly to the K-12 market, primarily throughout the Southeast region of the United States.

The Company has devoted substantially all of its resources to developing its product technology, its commercialization activities and raising capital.

Corporate History, Common Controlled Merger, and Subsequent Merger

Galaxy Next Generation LTD CO. (“Galaxy CO”) was organized in the state of Georgia in February 2017 while R & G Sales, Inc. (“R&G”) was organized in the state of Georgia in August 2004. Galaxy CO merged with R&G on March 16, 2018, with R&G becoming the surviving company (“Common Controlled Merger”). R&G subsequently changed its name to Galaxy Next Generation, Inc.

On June 6, 2018, Full Circle Registry, Inc. ("FLCR") entered into a Merger Agreement (the "Merger Agreement'') with the Company. Under the terms of the Merger Agreement, the Company’s shareholders transferred all the outstanding shares of common stock to Galaxy MS, Inc. (“Merger Sub”), a wholly-owned subsidiary of FLCR, with the Merger Sub being the surviving entity. Upon consummation of the merger, the holders of the issued and outstanding shares of common stock of Galaxy had the right to receive approximately 375,000,000 shares of the common stock of FLCR, after all merger-related stock conversions. At this time, the holders of the Galaxy shares collectively own on a fully diluted basis the common stock of FLCR which represents approximately 89% of all the outstanding common stock of the then issued and outstanding shares of common stock of FLCR, with the remaining 11% of common stock distributed as follows: (a) seven percent (7%) to the holders of common stock, pro rata; and (b) four percent (4%) to the holders of convertible debt, pro rata.

FLCR is currently an over-the-counter public company traded under the stock symbol listing FLCR.

Basis of Presentation

These financial statements contain only the assets, liabilities and equity specifically related to the business activities of the Company. They do not include the personal assets or liabilities of any of the shareholders of the Company.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates used in preparing the financial statements include those assumed in computing the allowance for doubtful accounts, inventory reserves and product warranty liabilities. It is reasonably possible that the significant estimates used will change within the next year.

Revenue Recognition

The Company derives revenue from the sale of interactive panels and other related products. Sales of these panels may also include optional equipment, accessories and services (installation, training and other services, including maintenance services and/or an extended warranty). Revenue is recognized when persuasive evidence of an arrangement exists, title transfer has occurred (product shipment), the price is fixed or readily determinable and collectability is probable.

The Company sells equipment with embedded software to its customers. The embedded software is not sold separately and it is not a significant focus of the Company’s marketing effort. The Company does not provide post-contract customer support specific to the software or incur significant costs that are within the scope of Financial Accounting Standards Board (“FASB”) guidance on accounting for software to be leased or sold. Additionally, the functionality that the software provides is marketed as part of the overall product. The software embedded in the equipment is incidental to the equipment as a whole.

Costs incurred by the Company associated with shipping and handling are included in cost of sales in the accompanying statements of operations. Sales are recorded net of sales returns and discounts, and sales are presented net of sales-related taxes.

Advertising

Advertising costs are expensed as incurred. During the three month periods ended June 30, 2018 and 2017, the Company incurred advertising expenses of $5,036 and $5,055, respectively.

Cash and Cash Equivalents

The Company considers cash currently on hand and demand deposits with financial institutions to be cash. The Company considers all highly liquid investments available for current use with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents at June 30, 2018 or March 31, 2018.

From time to time the Company has on deposit, in institutions whose accounts are insured by the Federal Deposit Insurance Corporation funds that total in excess of the insured maximum. The at-risk amount is subject to significant fluctuations on a daily basis throughout the year. The Company does not believe it is exposed to any significant risk on cash and cash equivalents.

Accounts Receivable

The Company reports accounts receivable at invoiced amounts less an allowance for doubtful accounts. Management generally considers receivables in excess of 90 days outstanding to be past due. Interest is not charged on past due accounts. Management reviews each receivable balance and estimates that portion, if any, of the balance that will not be collected. The carrying amount of the accounts receivable is then reduced by an allowance based on management’s estimate. Management deemed no allowance for doubtful accounts was necessary at June 30, 2018 or March 31, 2018.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out (FIFO) method of accounting. All inventory at June 30, 2018 and March 31, 2018, represents finished goods available for sale. Management estimates no obsolete or slow-moving inventory reserves at June 30, 2018 or March 31, 2018.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

Property and equipment at December 31, 2018 and March 31, 2018, and the estimated useful lives used in computing depreciation, are as follows:

Vehicles 5 years

Equipment5- 7 years

Depreciation is provided using the straight-line method over the estimated useful lives of the depreciable assets. Depreciation expense was $4,618 and $3,122 for the three month periods ended June 30, 2018 and 2017, respectively.

Long-lived Assets

Long-lived assets to be held and used are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset. Certain long-lived assets held for sale are recorded at the lower of carrying amount or fair value less cost to sell.

Income Taxes

Prior to the common controlled merger, the Company was organized as a Subchapter S Corporation under the Internal Revenue Code. There was no provision for federal and state income taxes since the proportionate share of the taxable income or loss was included in the tax returns of the stockholders. However, upon completion of the common controlled merger, the Company subsequently changed to a C Corporation.

Accounting principles generally accepted in the United States of America require the Company to examine its tax positions for uncertain positions. Management is not aware of any tax positions that are more likely than not to change in the next 12 months or that would not sustain an examination by applicable taxing authorities. The Company's policy is to recognize tax penalties and interest as incurred.

The Company’s federal and state income tax returns will be subject to examination by the applicable tax authorities for the year ended June 30, 2018.

Product Warranty

The Company provides for the estimated costs of warranties at the time revenue is recognized for a period of five years after purchase as a secondary warranty. The manufacturer also provides a warranty against certain manufacturing and other defects. As of June 30, 2018 and March 31, 2018, the Company accrued $1,350 for estimated product warranty claims, which is included in accrued expenses in the accompanying balance sheets. The accrued warranty costs are based primarily on historical experience of actual warranty claims as well as current repair costs. There were no warranty claim expenses during the three months ended June 30, 2018 or 2017.

Research and Development

The Company accounts for research and development (R&D) costs in accordance with the Research and Development topic of the ASC. Under the Research and Development topic of the ASC, all R&D costs must be charged to expense as incurred. Accordingly, internal R&D costs are expensed as incurred. Third-party R&D costs are expensed when the contracted work has been performed.

Stock-based Compensation

The Company records stock-based compensation in accordance with the provisions set forth in ASC 718, “Stock Compensation” using the modified prospective method. ASC 718 requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards. The Company, from time to time, may issue common stock to acquire services or goods from non-employees. Common stock issued to persons other than employees or directors are recorded on the basis of their fair value.

Fair Value Measurement and Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (or exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.

Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

The fair value hierarchy input levels are as follows:

Level 1 - Quoted market prices in active markets for identical assets or liabilities that are accessible at the measurement date.

Level 2 - Observable inputs other than quoted market prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, or quoted market prices for identical or similar assets or liabilities in markets that are not active.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Fair value of debt is based on quoted market prices for the identical liability when traded as an asset in an active market. If a quoted market price is not available, an expected present value technique is used to estimate fair value.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), which changes the criteria for recognizing revenue. The standard requires an entity which recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard requires a  five-step process for recognizing revenues including identifying the contract with the customer, identifying the performance obligations in the contract, determining the transaction prices, allocating the transaction price to the performance obligations in the contract, and recognizing revenue when (or as) the entity satisfies a performance obligation. Publicly-traded companies were initially required to adopt the ASU for reporting periods beginning after December 15, 2016; however, the FASB, in August 2015, then issued ASU No. 2015 - 14 to defer the effective date of ASU 2014-09 for all entities by one year. The Company adopted this guidance in the first quarter of fiscal 2019. There was no significant impact on the Company’s revenue recognition.

In February 2016, the FASB issued ASU No. 2016-02, Leases (ASU 2016-02). The guidance in ASU 2016-02 requires entities to record the assets and liabilities created by leases greater than one year. This ASU is effective for interim periods and fiscal years beginning after December 15, 2018, and early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance.

In May 2017, the FASB issued ASU No. 2017-09, Compensation-Stock Compensation (Topic 718) Scope of Modification Accounting (ASU 2017-09). The ASU provides guidance on the various types of changes which would trigger modification accounting for share-based payment awards. ASU 2017-09 is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods. The Company adopted this guidance in the first quarter of fiscal 2019. There was no significant impact on the Company’s statement of operations.

Management of the Company believe there is no additional new accounting guidance not yet effective that is relevant to the readers of the financial statements.

Note 2 - Concentrations:

The Company contracts the manufacturer of its products with one overseas supplier. The Company’s sales could be adversely impacted by the supplier’s inability to provide the Company with an adequate supply of inventory.

The Company has three customers that accounted for approximately 91% of accounts receivable at June 30, 2018, and three customers that accounted for 69% of accounts receivable at March 31, 2018.

The Company has three customers that accounted for approximately 80% and 43% of revenues for the three month period ended June 30, 2018 and the year ended March 31, 2018, respectively.

The Company’s financial instruments exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with a single institution. At times, such amounts may be in excess of the FDIC insured limit. The Company has never experienced any losses related to these balances. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Note 3 - Line of Credit:

The Company has a $750,000 line of credit balance with a bank. The line of credit bears interest at prime plus 1% (6.0% as of June 30, 2018 and 5.75% as of March 31, 2018 and) and expires in December 2018. The line of credit is collateralized all assets of the business, plus certain property owned by a family member of a stockholder and the personal guarantee of a stockholder, along with a key man life insurance policy. The outstanding balance is $547,603 and $528,603 at June 30, 2018 and March 31, 2018, respectively.

Note 4 - Note Payable:

The Company has a $375,000 note payable with a bank. The note payable bears interest at 2.10% and matures in December 2018. The note payable is guaranteed by a stockholder and collateralized by a certificate of deposit owned by a related party. The outstanding balance amounted to $275,000 and $375,000 as of June 30, 2018 and March 31, 2018, respectively.

Note 5 - Related Party Transactions:

Advances and Commitments

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and terms have not been formalized. The President has advanced the Company funds since the inception of Galaxy, and the amounts outstanding at June 30, 2018 and March 31, 2018, is $201,068 and $199,609, respectively.

The Company pays a related party $7,500 as a collateral fee for securing the Company’s short-term note payable with a certificate of deposit.

Leases

The Company leases property used in operations from a related party under terms of an operating lease. The term of the lease expires on December 31, 2018, and the monthly lease payment is $1,500 plus maintenance and property taxes, as defined in the lease agreement. The property also serves as collateral on the line of credit (as disclosed in Note 3). Rent expense totaled $5,150 and $10,338 for the three month periods ended June 30, 2018 and 2017, respectively.

The Company leases three vehicles from related parties under capital leases. The Company is paying the lease payments directly to the creditors, rather than the lessor. The leased vehicles are used in operations for deliveries and installations.

Employment Agreement

On January 1, 2017, the Company entered into an employment agreement with Magen McGahee. For her services as COO and EVP to the Company, Ms. McGahee receives an annual base pay and 18% ownership interest in the Company. The 18% member’s interest was converted to common stock upon the Common Controlled Merger of R&G and Galaxy MS. There was no stock based compensation expense recognized on the date the ownership interest was granted or upon the merger.

Other Agreements

A related party provides training materials for products and support and online course development. Total amounts paid to the related party for these services was $425 and $1,500 for the three month periods ended June 30, 2018 and 2017, respectively.

A stockholder’s uncle collateralizes the Company’s short-term note with a CD in the amount of $375,000, held at the same bank. The uncle will receive a $7,500 collateral fee for this service. In May 2018, 50,000 shares of stock were issued to the uncle under terms of the PPM in exchange for a $100,000 reduction in the short-term note balance.

Note 6 – Capital Lease Agreements:

Capital lease agreements for vehicles from related parties (disclosed in Note 5) require monthly payments totaling $1,066 (ranging from $253 to $461) over 5-year terms expiring between May 2018 and July 2021, including interest at approximately 4.5%.

Future minimum annual lease payments under non-cancellable long-term leases are as follows:

Capital
Three-month period ending June 30,	Leases
2019	$8,135
2020	4,578
2021	4,962
Thereafter	0

Total minimum lease payments	17,675

Less: amount representing interest	755

Present value of minimum lease payments	16,920
Less: current portion	12,796

Long-term capital lease obligations	$4,124

Note 7 - Equity:

On March 15, 2018, the Company offered 1,500,000 common shares to qualified investors at $2 per share in a private placement memorandum (“PPM”). The private placement offering expires July 1, 2018, or when 1,500,000 shares of common stock have been sold, but can be extended to September 1, 2018, at the discretion of the Company. Proceeds will be used to purchase inventory, pay for marketing costs and provide working capital. The private placement is intended to be exempt from registration under the Securities Act of 1933 as a private placement of securities under Section 4(2) of the Securities Act of 1933 Regulation D. As a result of the PPM, the Company issued 1,056,000 shares during the three month period ended June 30, 2018, and 30,000 shares during the year ended March 31, 2018, resulting in proceeds of $1,367,000 and $60,000 as of June 30, 2018 and March 31, 2018, respectively.

Note 8 - Contingencies:

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Note 9 - Material Agreements:

Manufacturing and Distributorship Agreement

In December 2016, the Company executed an agreement with a company in South Korea. Pursuant to such distribution agreement, the manufacturer agreed to manufacturer, and the Company agreed to be the sole distributor of the interactive panels in the United States for a term of one year, with automatic one year renewals. The Company must submit a three-month rolling sales forecast (which acts as a purchase order) to the manufacturer, updated monthly. The manufacturer has three days to accept the purchase order and once accepted, the Company must pay the manufacturer 105% of the cost shown on the purchase order, 10% at the time the order is accepted and the remaining 95% within 120 days if the Company has sold the panels and been paid by the end customer. The manufacturer also provides a warranty for any defects in material and workmanship for a period of 26 months from the date of shipment to the Company.

There is a $4 million minimum purchase commitment for the 12 month period ended December 31, 2017. This minimum purchase commitment was not met; however, the manufacturer and the Company extended the agreement for an additional year under the same terms.  Because the Company did not meet the minimum purchase commitment, the manufacturer can require the Company to work with their sales representative to establish a performance improvement plan, and the manufacturer has the right to terminate the agreement.

Consulting Agreement

The Company entered into a consulting agreement in May 2017 with two consultants for advisory services through July 2019. In exchange for consulting services provided, these consultants are entitled to receive consulting fees of $15,000 per month and a 5.5% combined equity interest in the Company. The 5.5% equity interest was converted to common stock upon the commencement of the Common Controlled Merger Agreement of R&G and Galaxy CO. The Company paid the consultants approximately $262,000 and $30,000 in fees and expenses for consulting services provided during the three month periods ended June 30, 2018 and 2017, respectively.

Employment Agreement

In November 2016, the Company entered into an agreement with a sales representative for a one-year term. The agreement was renewed in November 2017 for an additional year under similar terms. For her services to the Company, she received total annual compensation of $35,000, plus 10% commissions on the gross profit of the respective sale. The Company paid approximately $9,500 and $8,700 in salary and commissions during the three month periods ended June 30, 2018 and 2017, respectively.  The sales representative became an employee in April 2018, and the agreement was terminated at that time.

Consulting Agreement – Magellan FIN, LLC

The Company entered into a consulting agreement in May 2018 for advisory services such as maintaining ongoing stock market support such as drafting and delivering press releases and handling investor requests. The program will be predicated on accurate, deliberate and direct disclosure and information flow from the Company and dissemination to the appropriate investor audiences. In exchange for these consulting services provided, the advisor will receive $15,000 paid at contract inception, an additional $4,000 monthly through the term of the agreement which is April 2019 and 10,000 shares of common stock.

Consulting Agreement – RedChip Companies, Inc.

The Company entered into a consulting agreement in April 2018 for a period of six months for investor relations services such as blogs and newsletters, introductions to investment banks and online CEO quarterly conferences. In exchange for these consulting services provided, the advisor will receive $25,000 per month for four months and 25,000 shares of common stock.

Employment Agreement

On June 2018, the Company entered into an employment agreement with a regional sales director for a one year term. For his services to the Company, he receives total annual compensation of $95,000, plus 5% commission on the gross profit of each respective sale.

Change in Year-End

In recognition of the Company’s merger with FLCR, the Company changed their fiscal year end from March 31 to June 30, effective June 2018. The financial statements presented within are prepared for the three month period ended June 30, 2018.

Note 10 - Going Concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital of approximately $696,000, an accumulated deficit of approximately $2,873,000, and cash used in operations of approximately $1,235,000 at June 30, 2018.

The Company’s operational activities and the payment for such has primarily been through related party advances, debt financing, its private placement offering of common stock and through the deferral of accounts payable and other expenses. The Company intends to raise additional capital through the sale of equity securities or borrowings from financial institutions and possibly from related and nonrelated parties who may in fact lend to the Company on reasonable terms. Management believes that its actions to secure additional funding will allow the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving any of these objectives. These sources of working capital are not currently assured, and consequently do not sufficiently mitigate the risks and uncertainties disclosed above. The ability of the Company to continue as a going concern is dependent upon management’s ability to raise capital from the sale of its equity and, ultimately, the achievement of operating revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 11 - Subsequent Events:

The Company has evaluated subsequent events through the date on which the financial statements were available to be issued.

Letter of Intent to Acquire KLIK Communications, Inc.

On July 20, 2018, FLCR entered into a Letter of Intent (the “LOI”) with KLIK Communications, Inc. (“KLIK”), a corporation formed under the laws of the State of Washington. Under the terms of the LOI, the KLIK shareholders will transfer all the outstanding shares of KLIK common stock to FLCR on or before October 31, 2018. In return, FLCR will transfer shares of its common stock in an amount to be determined at a later date by the parties. Upon completion of the proposed transaction, KLIK will become the wholly-owned subsidiary of FLCR. The obligation to close the transaction under the terms of the agreement are subject to the normal terms and conditions contained in such agreements.

Upon closing this transaction, the Company will enter into a two-year employment agreement with the former owner of KLIK who will become the Company’s Director of Product Management. The Company believes that the technology of KLIK is a natural fit in its market and the addition of this technology to its product.

Name Change of the Merged Company and Authorized Shares

In recognition of the Company’s merger with FLCR, FLCR amended its articles of incorporation to change its name from FullCircle Registry, Inc. to Galaxy Next Generation, Inc.

In addition, FLCR authorized shares of preferred stock were increased to 200,000,000 and authorized shares of common stock were increased to 4,000,000,000, both with a par value of $0.0001.

Reverse Stock Split of the Merged Company

The Company will effect a reverse stock split where 350 shares of the merged Company’s common stock will be converted into one share of common stock and any fractional shares will be rounded up to 1 whole share.

Change in Control of Board of Directors of the Merged Company

Under the terms of the Merger Agreement, the Board of Directors and Executive Officers have been changed to Gary LeCroy, President and Director; Magen McGahee, Secretary and Director; and Carl Austin, Director.

Pro-Forma Financial Information.

On June 22, 2018, Galaxy consummated a reverse triangular merger whereby Galaxy merged with and into into Full Circle Registry, Inc.’s (FLCR) newly formed subsidiary - formed specifically for the transaction (Galaxy MS). The merger resulted in Galaxy MS becoming a wholly-owned subsidiary of FLCR, with Galaxy stockholders receiving approximately 89%, FLCR common stockholders receiving 7%, and FLCR convertible debt holders receiving 4% of FLCR’s total common stock outstanding. At the closing of the merger, all of FLCR’s convertible promissory notes were converted into shares of FLCR’s common shares. The merger resulted in FLCR issuing a total of 3,065,037,754 shares of common stock to the Galaxy Stockholders and 378,824,891 shares to the FLCR stockholders as of the date of the merger.

Also, on June 22, 2018, in connection with and immediately following the completion of the merger, the combined company effected a reverse stock split at a ratio of one new share for every 350 shares of its common stock outstanding (1:350 Reverse Stock Split). All outstanding stock of the combined company were adjusted commensurately. No fractional shares were issued in connection with the 1:350 Reverse Stock Split. The Reverse Stock Split did not change the number of shares of common stock authorized to issue or the par value of the stock.

Immediately after the merger and Reverse Stock Split, there were approximately 8,757,250 shares of the combined company’s common stock outstanding. Following the closing of the merger, the primary business operated by the combined company became the business that was operated by Galaxy, a company engaged in distributing interactive learning technology hardware and software.

For accounting purposes, the acquisition of the Galaxy by FLCR is considered a reverse acquisition, an acquisition transaction where the acquired company, Galaxy, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction is being treated as a purchase by Galaxy rather than a purchase by FLCR is that FLCR is a public reporting company and Galaxy’s stockholders gained majority control of the outstanding voting power of FLCR’s equity securities through their majority ownership of the outstanding shares of FLCR’s common stock. Consequently, reverse acquisition accounting has been applied to the transaction.

The following pro forma condensed consolidated financial statements give effect to the reverse merger transaction of FLCR and Galaxy MS. The pro forma condensed consolidated balance sheet as of December 31, 2017 and March 31, 2018 assumes that the merger took place on April 1, 2017 and combines the balance sheets of FLCR and Galaxy for the years ended December 31, 2017 and March 31, 2018, respectively. Financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Reverse Merger; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. As noted above, this merger will be treated as a reverse acquisition, and therefore Galaxy is treated as the accounting acquirer, such that the financial statements of Galaxy immediately after the merger will become those of the Company. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 2 - Pro Forma Adjustments.

Galaxy Next Generation, Inc.

Pro Forma Combined Balance Sheet

(Unaudited)

	FullCircle	Galaxy	Pro Forma
ASSETS	12/31/2017	3/31/2018	Adjustments	Notes	Combined

CURRENT ASSETS:
Cash	$30,711	$10,476	$1,872,000	D, F	$1,913,187
Trade receivables, net	-	51,324	-		51,324
Inventory	-	361,366	-		361,366
Other current assets	13,981	4,463	-		18,444
Total Current Assets	44,692	427,629	1,872,000		2,344,321

Property and Equipment, net	4,335,029	49,677	-		4,384,706
Other Assets	10,870	-	-		10,870
TOTAL ASSETS	$4,390,591	$477,306	$1,872,000		$6,739,897

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Line of Credit	$-	$528,603	$-		$528,603
Current maturities of debt and capital lease obligations	64,164	12,796	-		76,960
Accounts payable	252,978	663,197	1,257,000	A, E	2,173,175
Accrued interest and expenses	598,412	23,267	-		621,679
Advances from shareholder	149,000	199,609	-		348,609
Short term notes payable	165,000	375,000	(100,000)	C	440,000
Short term notes payable - related party	1,376,612	-	-		1,376,612
Total Current Liabilities	2,606,166	1,802,472	1,157,000		5,565,638

LONG-TERM LIABILITIES:
Mortgage payable, less current portion	4,489,205	-	-		4,489,205
Note payable - related party	181,326	-	-		181,326
Long-term capital lease obligations	-	7,453	-		7,453
Total Long-Term Liabilities	4,670,531	7,453	-		4,677,984

Total Liabilities	7,276,697	1,809,925	1,157,000		10,243,622

STOCKHOLDERS' EQUITY:
Preferred stock	310	-	(310)	B	-
Common stock	191,954	600	(192,554)	B	-
Additional paid-in capital	9,405,207	104,226	(7,909,433)	B, C, D	1,600,000
Retained earnings (deficit)	(12,483,577)	(1,437,445)	8,817,297	B	(5,103,725)
Total Shareholder's Equity	(2,886,106)	(1,332,619)	715,000		(3,503,725)

TOTAL LIABILITIES AND EQUITY	$4,390,591	$477,306	$1,872,000		$6,739,897

See accompanying notes to the Pro Forma Condensed Combined Financial Information

Galaxy Next Generation, Inc.

Pro Forma Combined Statement of Operations

(Unaudited)

	FullCircle	Galaxy	Pro Forma Adjustments
	12/31/2017	3/31/2018		Notes	Combined

OPERATING REVENUES
Revenues	$1,128,180	$2,319,488	-		$3,447,668
COST OF REVENUES	(435,486)	(1,893,109)	-		(2,328,595)
Gross Profit	692,694	426,379	-		1,119,073

OPERATING EXPENSES
Selling, general and administrative	956,293	1,552,141	885,000	A, E, F	3,393,434
Depreciation	310,766	17,667	-		328,433
Research and development	-	5,000	-		5,000
Total Operating Expenses	1,267,059	1,574,808	885,000		3,726,867

Net Operating Income (Loss)	(574,365)	(1,148,429)	(885,000)		(2,607,794)

OTHER INCOME (EXPENSE)
Interest expense, net	(303,835)	(40,235)	-		(344,070)
Other income	114,821	10,739	-		125,560
Total Other Income (Expense)	(189,014)	(29,496)	-		(218,510)

Net Income (Loss) Before Income Taxes	(763,379)	(1,177,925)	(885,000)		(2,826,304)

INCOME TAXES
Income tax expense (benefit)	-	-	-	G	-

Net Income (Loss)	$(763,379)	$(1,177,925)	$(885,000)		$(2,826,304)

Loss per share	$(0.004)	$(0.148)			$(0.323)

Weighted average common shares outstanding
Basic	191,954,084	7,980,000	(191,176,834)	B	8,757,250
Diluted	226,835,846	7,980,000	(226,058,596)	B	8,757,250

See accompanying notes to the Pro Forma Condensed Combined Financial Information

Note 1 - Basis of Presentation:

The pro forma condensed consolidated balance sheet and pro forma adjustments have been prepared based on preliminary estimates. Differences between these preliminary estimates and the final merger will occur and these differences could have a material impact on the accompanying pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these pro forma condensed combined balance sheet as a result of the amount of cash used by operations between the signing of the merger agreement and the closing of the merger; the timing of the closing of the merger; and other changes in the Galaxy or FLCR’s assets and liabilities that occur prior to the completion of the merger.

The pro forma condensed combined balance sheet also does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the merger.

The pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that would have been realized had FLCR and Galaxy been a consolidated company during the specified periods. The pro forma condensed combined balance sheet should be read in conjunction with the audited financial statements of FLCR for the year ended December 31, 2017, and Galaxy for the year ended March 31, 2018.

Note 2 - Unaudited Pro Forma Adjustments:

The pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant transactions of the combined company as a direct result of the merger. The pro forma adjustments reflecting the completion of the merger are based upon the conclusion that the merger should be accounted for as a business combination and upon the assumptions set forth below.

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(A)To reflect the accrued liabilities for estimated transaction costs directly attributable to the closing of the transaction of approximately $1.633 million. The $1.633 million in transaction costs includes costs already incurred by Galaxy for a fairness opinion, and for legal, consulting, accounting and other expenses of $372,000 as of March 31, 2018. It also includes accrued costs to be incurred by Galaxy of $1,257,000 for legal, consulting, and other expenses, and $4,000 to be incurred by FLCR for legal expenses, which are also presented as an adjustment to accumulated deficit. These pro forma adjustments are not expected to have a continuing effect on the operating results of the combined company.

(B)To reflect the adjustment to common shares outstanding after the merger and to reflect the effects of the 1:350 Reverse Stock Split.

(C)To reflect the issuance of 50,000 shares under Galaxy’s private placement memorandum to a related party in exchange for the reduction in a short term note payable.

(D)To reflect the issuance of 1,086,350 shares of Galaxy common stock under Galaxy’s private placement memorandum resulting in net proceeds of approximately $1,367,500.

(E)To reflect the cost of and common stock issued for consulting services rendered to Galaxy:

(E.1) The Company entered into a consulting agreement in April 2018 for a period of six-months for investor relations services such as blogs and newsletters, introductions to investment banks, and online CEO quarterly conferences. In exchange for these consulting services provided, the advisor will receive $25,000 per month for four months, and 25,000 shares of common stock.

(E.2) The Company entered into a consulting agreement in May 2018 for advisory services such as maintaining ongoing stock market support such as drafting and delivering press releases and handling investor requests. The program will be predicated on accurate, deliberate and direct disclosure and information flow from the Company and dissemination to the appropriate investor audiences. In exchange for these consulting services provided, the advisor will receive $15,000 paid at contract inception, an additional $4,000 monthly through the term of the agreement which is April 2019, and 10,000 shares of common stock.

(E.3) The Company paid a consultant $157,000 under terms of a consulting agreement for transaction advisory services. The Company entered into a consulting agreement in May 2017 with two consultants for advisory services through July 2019. In exchange for consulting services provided, these consultants are entitled to receive consulting fees of $15,000 per month and a 5.5% combined equity interest in the Company.

(F)To reflect the elimination of actual transaction costs of $372,000 incurred by Galaxy through March 31, 2018. These amounts have been eliminated on a pro forma basis, as they are not expected to have a continuing effect on the operating results of the Combined Company.

(G)To reflect the potential future tax advantages of the net operating loss carryforward available to offset future taxable income of the combined company, up to a maximum of $150,000, over a 5 year period beginning June 22, 2018. There is no proforma adjustment amount due to the 100% valuation allowance reducing this tax benefit to zero as of the date of the merger.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FULLCIRCLE REGISTRY, INC.
Dated: September 4, 2018	By:	/s/ Gary LeCroy
	Name:	Gary LeCroy
	Title:	President